UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AUTO PHOTO TECHNOLOGIES INC. (Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

#6-260 E. Esplanade, North Vancouver, British Columbia, Canada (Address of principal executive offices)	V7L 1A3 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not applicable	Name of each exchange on which each class is to be registered Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X ]

Securities Act registration statement file number to which this form relates: 333-137355 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-137355, is incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following Exhibits are filed with this Prospectus:

Exhibit Number and Exhibit Title

(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 filed on September 15, 2006).
3.2	Bylaws (incorporated by reference from our Registration Statement on Form SB-2 filed on September 15, 2006).
3.3	Certificate of Amendment (incorporated by reference from our Registration Statement on Form SB-2 filed on September 15, 2006).
(5)	Opinion of Legality
5.1	Opinion of Clark Wilson LLP regarding the legality of the securities being registered (incorporated by reference from our Amended Registration Statement on Form SB-2/A filed on February 8, 2007)
(10)	Material Contracts
10.1

Asset Distribution Agreement between Spectre Industries Inc. and Spectre Holdings Inc., dated December 10, 2003 (incorporated by reference from our Registration Statement on Form SB-2 filed on September 15, 2006).

10.2	Form of Subscription Agreement between Auto Photo Technologies Inc. and each of the following persons:
Name	Amount of Common Shares Purchased at $0.20 per Share
Claudia Maria Jacobs	10,000
Stefan Fagerstrom	20,000
Lars Bela Szabo	20,000
Victoria Wagman	40,000

Roy Wedin	20,000
Janina Wilczewski	20,000
Rita Danielsson	5,000
Celia Danielsson	5,000
Staffan Johannisson	20,000
Mats Svensson	10,000
Zenny Gram	10,000
Sune Larsson	20,000
Sebastian Danielsson	5,000
Jonny Hoijer	20,000
Ohman, Halina	20,000
Zbigniew Baran	20,000
Adelajda Bak	20,000
Magdalena Bujah	20,000
Tomaz Bak	20,000
Barbara Larsson	20,000
Mikael Fagerstrom	20,000
Minje Fagerstrom	20,000
Horst Kopf	5,000
Ashim Zuhlke	20,000
Ella Zuhlke	20,000
Christian Cullin	20,000
Maria Wagman	10,000
Carmen Merki	10,000
Caroline Prabert	5,000
Madeleine Prabert	5,000
Josephine Prabert	5,000
Per Johan Prabert	5,000
Alicia Danielsson	5,000
Rolf Burki	10,000
Erwin Steinmann	10,000
Nils Johansson	5,000

(incorporated by reference from our Registration Statement on Form SB-2 filed on September 15, 2006).

(21)	Subsidiaries
Auto Photo Kiosk GmbH, a German company
(23)	Consents of Experts and Counsel

23.1        Consent of HJ & Associates, LLC, Certified Public Accountants (incorporated by reference from our Amended Registration Statement on Form SB-2/A filed on February 8, 2007)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AUTO PHOTO TECHNOLOGIES INC.

Date: February 14, 2007

/s/ Ian S. Grant

By: Ian S. Grant, President, Secretary,

Treasurer and Director

(Principal Executive Officer, Principal Financial

Officer and Principal Accounting Officer)